UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2008

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 8, 2008, Baseline Oil & Gas Corp., a Nevada corporation (“we” or the “Company”), commenced (i) a change of control offer to purchase for cash any and all of its outstanding 12 1/2 % Senior Secured Notes due 2012 (the “Notes”) and (ii) a consent solicitation to amend the Indenture dated October 1, 2007 under which the Notes were issued and certain collateral agreements referenced therein.

The Company is obligated to make the change of control offer under the Indenture by reason of a “Change of Control” (as defined therein), as previously reported by us in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2008, pursuant to which various funds under common control acquired beneficial ownership in excess of 35% of the Company’s outstanding common stock.

A copy of the Company’s press announcing the change of control offer to purchase and consent solicitation is attached as Exhibit 99.1 hereto and is incorporated herewith.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document
Exhibit 99.1	Press release announcing change of control offer and consent solicitation with respect to 12 1/2% Senior Secured Notes due 2012 of Baseline Oil & Gas Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008	BASELINE OIL & GAS CORP.

	By:	/s/ Thomas Kaetzer
	Name:	Thomas Kaetzer
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document
Exhibit 99.1	Press release announcing change of control offer and consent solicitation with respect to 12 1/2% Senior Secured Notes due 2012 of Baseline Oil & Gas Corp.